UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

NorthStar Asset Management Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36301 (Commission File Number)	46-4591526 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2015, NorthStar Asset Management Group Inc. (“NSAM”) entered into a Securities Purchase Agreement (the “Agreement”), with Townsend Holdings LLC (“Townsend”), Sinclair Group, Inc. (“Sinclair”), GTCR Partners X/B LP (“GTCR X/B”), GTCR Fund X/C LP (the “Blocker Seller”), the individuals listed on Schedule A thereto (together with Sinclair, the “Other Sellers”), Townsend Acquisition LLC, on behalf of itself (together with GTCR X/B, the Blocker Seller and the Other Sellers, the “Sellers”), and in its capacity as designated agent and representative of the Sellers, and GTCR/AAM Blocker Corp., to acquire approximately 85% of the limited liability interests in Townsend. The Other Sellers will retain the remaining approximately 15% of Townsend following the closing of the transaction and will continue to direct Townsend’s day-to-day operations.

Subject to the terms of the Agreement, NSAM will acquire its approximately 85% interest in Townsend for cash consideration of $382.5 million. The purchase price will be adjusted based on the receipt of client consents, working capital and other matters, including that members of management may elect prior to closing to retain a higher percentage of their existing interest in Townsend. Completion of the transaction is subject to certain customary closing conditions, including Townsend’s obtaining a specified level of client consents, clearance of the transaction under the Hart Scott Rodino Antitrust Improvements Act of 1976 and approval of the change in control of Townsend Group Europe Ltd. by the Financial Conduct Authority of the United Kingdom. Subject to the closing conditions set forth in the Agreement, the parties expect to complete the transaction in early 2016.

Subject to the limitations contained therein, the Agreement contains indemnification obligations of NSAM and the Sellers with respect to breaches of representations and warranties, breaches of covenants, and taxes. The Agreement also contains certain termination rights, including the right of NSAM or the Sellers, as the case may be, to terminate the Agreement if the closing has not occurred on or before April 15, 2016.

NSAM has obtained a commitment from Morgan Stanley Senior Funding, Inc. for $500 million of debt financing for the transaction and for general corporate purposes, including repurchases of its common stock, subject to certain limitations. There is no financing condition with respect to the acquisition of Townsend.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Securities Purchase Agreement, dated as of October 15, 2015, by and among Townsend Holdings LLC, NorthStar Asset Management Group Inc., Sinclair Group, Inc., GTCR Partners X/B LP, GTCR Fund X/C LP, the individuals listed on Schedule A of the Securities Purchase Agreement, Townsend Acquisition LLC and GTCR/AAM Blocker Corp.

Safe-Harbor Statement
This Current Report on Form 8-K contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, whether the transaction will be completed on the terms contemplated or at all; whether

NSAM will obtain financing for the transaction on the terms contemplated or at all; NSAM’s ability to use any financing obtained for the contemplated uses, including stock repurchases; whether Townsend’s clients will consent to the transaction; whether regulatory approvals will be received and whether the other conditions to closing will be satisfied; whether management will elect to retain a higher percentage interest in Townsend; whether NSAM will realize its anticipated benefits from the transaction; and the factors described in Item 1A. of NSAM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under the heading “Risk Factors.”
The foregoing list of factors is not exhaustive. Any forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. NSAM expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Asset Management Group Inc. (Registrant)

Date: October 21, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Securities Purchase Agreement, dated as of October 15, 2015, by and among Townsend Holdings LLC, NorthStar Asset Management Group Inc., Sinclair Group, Inc., GTCR Partners X/B LP, GTCR Fund X/C LP, the individuals listed on Schedule A of the Securities Purchase Agreement, Townsend Acquisition LLC and GTCR/AAM Blocker Corp.

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